Exhibit 99.1
AirSculpt Technologies Reports Second Quarter Fiscal 2024 Results
Second Quarter Revenue of $51.0 million, Net Loss of $3.2 million and Adjusted EBITDA of $6.9 million
Company Revises 2024 Guidance

MIAMI BEACH, Fla., August 9, 2024 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the second quarter and first six months ended June 30, 2024. The Company also announced that Dennis Dean, Chief Financial Officer of the Company has assumed the position of Interim Chief Executive Officer as Todd Magazine has resigned from the Chief Executive Officer role and as a member of the Board of Directors. Mr. Magazine will continue in an advisory role while the Board of Directors conducts a search for a permanent successor.
“I step into the role as interim CEO disappointed with our second quarter results and eager to apply my financial foresight to lead the strategy that improves the foundation in support of our future growth,” said, Dennis Dean, Interim Chief Executive Officer and Chief Financial Officer.
“Our revenue performance in the quarter reflected the challenging consumer spending environment with profitability further pressured by brand awareness spend, which has a much longer case conversion cycle,” Mr. Dean continued. “Despite this, our de novo locations opened during 2023 performed ahead of our expectations demonstrating the strong demand for our procedures and our ongoing ability to successfully identify and open centers. Our priorities in the near term are to return to our core business, reduce costs, stabilize revenue and maintain our strong and durable balance sheet. Since our founding twelve years ago, we have provided more than 60,000 positive patient experiences with our body contouring procedures.”
Second Quarter 2024 Results
•Case volume was 3,949 for the second quarter of 2024, representing a 5.7% decline from the fiscal year 2023 second quarter case volume of 4,186;
•Revenue declined 8.4% to $51.0 million from $55.7 million in the fiscal 2023 second quarter;
•Net loss for the quarter was $3.2 million compared to net income of $1.8 million in the fiscal 2023 second quarter; and
•Adjusted EBITDA was $6.9 million compared to $14.6 million for the fiscal 2023 second quarter.
First Six Months 2024 Results
•Case volume was 7,695 a decline of 1.7% from the first six months of fiscal 2023 case volume of 7,826;
•Revenue declined 2.8% to $98.6 million from $101.5 million in the first six months of fiscal 2023;
•Net income was $2.8 million compared to net income of $1.8 million in the prior year period; and
•Adjusted EBITDA was $14.2 million compared to $24.1 million for the prior year period.
2024 Outlook
The Company is revising its full year 2024 revenue and adjusted EBITDA guidance as follows:
•Revenues of approximately $180 to $190 million
•Adjusted EBITDA of approximately $23 to $28 million
•Adjusted EBITDA to cash flow from operations conversion ratio of approximately 50% (1)
•Five new centers to open in the second half of 2024
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
(1) Calculated as cash flow from operating activities divided by Adjusted EBITDA.

Liquidity
As of June 30, 2024, the Company had $9.9 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $6.8 million in operating cash flow for the six months ended June 30, 2024, compared to $18.5 million for the same period of 2023.
Conference Call Information
AirSculpt will hold a conference call today, August 9, 2024 at 8:30 am (Eastern Time). The conference call can be accessed by dialing 1-877-407-9716 (toll-free domestic) or 1-201-493-6779 (international) using the conference ID 13747871 or by visiting the link below to request a return call for instant telephone access to the event.
https://callme.viavid.com/viavid/?callme=true&passcode=13725116&h=true&info=company&r=true&B=6

The live webcast may be accessed via the investor relations section of the AirSculpt Technologies website at https://investors.airsculpt.com. A replay of the webcast will be available for approximately 90 days following the call.
To learn more about AirSculpt Technologies, please visit the Company's website at https://investors.airsculpt.com. AirSculpt Technologies uses its website as a channel of distribution for material Company information. Financial and other material information regarding AirSculpt Technologies is routinely posted on the Company's website and is readily accessible.
About AirSculpt
AirSculpt is a next-generation body contouring treatment designed to optimize both comfort and precision, available exclusively at AirSculpt offices. The minimally invasive procedure removes fat and tightens skin, while sculpting targeted areas of the body, allowing for quick healing with minimal bruising, tighter skin, and precise results.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. You are cautioned that there are important risks and uncertainties, many of which are beyond our control, that could cause our actual results, level of activity, performance, or achievements to differ materially from the projected results, level of activity, performance or achievements that are expressed or implied by such forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; inability to open new centers due to rising interest rates and increased operating expenses due to rising inflation; increased competition in the weight loss and obesity solutions market, including as a result of the recent regulatory approval, increased market acceptance, availability and customer awareness of weight-loss drugs; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, macroeconomic conditions, including inflation and the threat of recession, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Item 1A. Risk Factors” in our Annual Report on Form 10-K and in other filings we make from time to time with the U.S. Securities and Exchange Commission could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.

There also may be other risks and uncertainties that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date they were made, which are inherently subject to change, and we are under no duty and we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated after the date of this press release to conform our prior statements to actual results or revised expectations, except as required by law. Given these uncertainties, investors should not place undue reliance on these forward-looking statements.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures. Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income, which could be material to future results.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands, except shares and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$51,004	$55,703	$98,624	$101,516
Operating expenses:
Cost of service	18,827	19,952	36,869	37,969
Selling, general and administrative(1)	34,274	27,893	50,030	51,775
Depreciation and amortization	2,885	2,514	5,690	4,850
(Gain)/loss on disposal of long-lived assets	(1)	(18)	4	(202)
Total operating expenses	55,985	50,341	92,593	94,392
(Loss)/income from operations	(4,981)	5,362	6,031	7,124
Interest expense, net	1,515	1,891	3,047	3,626
Pre-tax net (loss)/income	(6,496)	3,471	2,984	3,498
Income tax (benefit)/expense	(3,290)	1,695	161	1,736
Net (loss)/income	$(3,206)	$1,776	$2,823	$1,762

(Loss)/income per share of common stock
Basic	$(0.06)	$0.03	$0.05	$0.03
Diluted	$(0.06)	$0.03	$0.05	$0.03
Weighted average shares outstanding
Basic	57,557,178	56,753,498	57,489,466	56,599,291
Diluted	57,557,178	58,511,766	58,066,133	58,095,736
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2024.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	June 30, 2024	December 31, 2023
Balance Sheet Data (at period end):
Cash and cash equivalents	$9,866	$10,262
Total current assets	21,694	15,961
Total assets	$210,110	$204,019

Current portion of long-term debt	$3,188	$2,125
Deferred revenue and patient deposits	942	1,463
Total current liabilities	25,119	20,315
Long-term debt, net	67,540	69,503
Total liabilities	$125,096	$120,027

Total stockholders’ equity	$85,014	$83,992

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$3,442	$12,236	$6,807	$18,455
Investing activities	(4,018)	(2,161)	(5,580)	(5,976)
Financing activities	(527)	(579)	(1,623)	(1,316)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Other Data:
Number of facilities	27	25	27	25
Number of total procedure rooms	57	53	57	53

Cases	3,949	4,186	7,695	7,826
Revenue per case	$12,916	$13,307	$12,817	$12,972
Adjusted EBITDA (1) (3)	$6,868	$14,612	$14,205	$24,068
Adjusted EBITDA margin (2)	13.5%	26.2%	14.4%	23.7%

(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.
(3) For the three months ended June 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.1 million and $0.8 million, respectively. For the six months ended June 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.2 million and $0.9 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Same-center Information (1):
Cases	3,598	4,186	6,866	7,826
Case growth	(14.0)%	N/A	(12.3)%	N/A
Revenue per case	$12,836	$13,307	$12,741	$12,972
Revenue per case growth	(3.5)%	N/A	(1.8)%	N/A
Number of facilities	25	25	25	25
Number of total procedure rooms	53	53	53	53

(1) For the three months ended June 30, 2024 and 2023, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the three month period ended June 30, 2024 and 2023, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the three months ended June 30, 2024 in which such facilities were owned and operated during the three months ended June 30, 2023. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of June 30, 2023.

 For the six months ended June 30, 2024 and 2023, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that were owned and operated during the six month period ended June 30, 2024 and 2023, respectively. At facilities that were not owned or operated for the entirety of the prior year period, the current year period has been pro-rated to reflect only growth experienced during the portion of the six months ended June 30, 2024 in which such facilities were owned and operated during the six months ended June 30, 2023. We define same-center facilities and procedure rooms based on if a facility was owned or operated as of June 30, 2023.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income per Share, which are non-GAAP financial measures.
We define Adjusted EBITDA as net (loss)/income excluding depreciation and amortization, net interest expense, income tax (benefit)/expense, restructuring and related severance costs, (gain)/loss on disposal of long-lived assets, and equity-based compensation.
We define Adjusted Net Income as net (loss)/income excluding restructuring and related severance costs, (gain)/loss on disposal of long-lived assets, equity-based compensation and the tax effect of these adjustments.
We include Adjusted EBITDA and Adjusted Net Income because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA and Adjusted Net Income each to be an important measure because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments. Adjusted Net Income has limitations as an analytical tool because it does not include results from equity-based compensation.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted Net Income per Share as Adjusted Net Income divided by weighted average basic and diluted shares. We included Adjusted EBITDA Margin and Adjusted Net Income per Share because they are important measures on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin and Adjusted Net Income per Share to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss)/income	$(3,206)	$1,776	$2,823	$1,762
Plus
Equity-based compensation(1)	4,873	4,603	(1,908)	8,991
Restructuring and related severance costs	4,092	2,151	4,388	3,305
Depreciation and amortization	2,885	2,514	5,690	4,850
(Gain)/loss on disposal of long-lived assets	(1)	(18)	4	(202)
Interest expense, net	1,515	1,891	3,047	3,626
Income tax (benefit)/expense	(3,290)	1,695	161	1,736
Adjusted EBITDA	$6,868	$14,612	$14,205	$24,068
Adjusted EBITDA Margin	13.5%	26.2%	14.4%	23.7%
(1)    As of the six months ended June 30, 2024, this amount contains a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2024.
For the three months ended June 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.1 million and $0.8 million, respectively. For the six months ended June 30, 2024 and 2023, pre-opening de novo and relocation costs were $0.2 million and $0.9 million, respectively.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
The following table reconciles Adjusted Net Income and Adjusted Net Income per Share to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net (loss)/income	$(3,206)	$1,776	$2,823	$1,762
Plus
Equity-based compensation(1)	4,873	4,603	(1,908)	4,850
Restructuring and related severance costs	4,092	2,151	4,388	3,305
(Gain)/loss on disposal of long-lived assets	(1)	(18)	4	(202)
Tax effect of adjustments	(618)	(869)	1,713	(1,328)
Adjusted net income	$5,140	$7,643	$7,020	$8,387

Adjusted net income per share of common stock (1)
Basic	$0.09	$0.13	$0.12	$0.15
Diluted	$0.09	$0.13	$0.12	$0.14
Weighted average shares outstanding
Basic	57,557,178	56,753,498	57,489,466	56,599,291
Diluted	57,990,621	58,511,766	58,066,133	58,095,736
(1)    During the first quarter of fiscal year 2024, the Company recorded a cumulative reversal of stock compensation expense of $10.4 million related to reassessing the probability of achieving the performance target on certain of the Company's performance-based stock units. For further discussion, see Note 6 to the condensed consolidated financial statements of the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended June 30, 2024.
(2)    Diluted Adjusted Net Income Per Share is computed by dividing adjusted net income by the weighted-average number of shares of common stock outstanding adjusted for the dilutive effect of all potential shares of common stock.

Investor Contact
Allison Malkin
ICR, Inc.
airsculpt@icrinc.com